EXHIBIT 10.1

MANUFACTURING AND DISTRIBUTION LICENSE AGREEMENT

This Manufacturing and Distribution License Agreement (the “Agreement”), is entered into effective as of the date of the last signature hereto (the “EFFECTIVE DATE”), by and between Microbest, Inc., a Minnesota Corporation, having an office at 751 Park of Commerce Dr., #122, Boca Raton, Florida 33487, (“MICROBEST”) and Purity Products, Inc., a Florida corporation, having an office at 1930 N.W. 70th Ave., Miami, Florida 33126 (“PURITY PRODUCTS”).

RECITALS

WHEREAS MICROBEST is a manufacturer and distributor of proprietary cleansers and custom microbial cultures that provide high performance cleaning products under a number of proprietary trademarks, including BioCleansing Systems, Microbest, BeyondClean, FloorWash, BioDeodorizer, and certain associated logos, and all trademarks listed on the attached document titled Licensed Trademarks (see Exhibit A), (collectively the “TRADEMARKS”);

WHEREAS PURITY PRODUCTS manufactures and distributes private label cleaning products to various industries;

WHEREAS MICROBEST wishes to license PURITY PRODUCTS to exclusively manufacture the high performance cleaning products under the TRADEMARKS and further to distribute such high performance cleaning products in accordance with this Agreement; and

WHEREAS PURITY PRODUCTS desires to exclusively manufacture and to distribute such high performance cleaning products under the TRADEMARKS;

NOW THEREFORE, in consideration of the promises and mutual covenants hereafter set forth, and for other good and valuable consideration, MICROBEST and PURITY PRODUCTS enter into this Agreement on the following terms:

AGREEMENT

Preambles.  The recitals set forth above are true and correct and are incorporated in this Agreement.

1.0	DEFINITIONS

The capitalized terms used herein shall have the definitions assigned to them in this Section 1, and shall include the singular as well as the plural form of the capitalized terms, unless otherwise expressly defined herein.

1.1	“AUTHORIZED MICROBEST CUSTOMER” means any customer of MICROBEST that is listed on the attached Authorized Customers List as agreed by the parties under this Agreement.

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1.2	“AUTHORIZED TERRITORY” means worldwide.

1.3	“CONFIDENTIAL INFORMATION” means:

(i)
the information related to the manufacture and sale of the cleaning products to be manufactured, distributed, and sold by the parties under this Agreement, and related intellectual property rights, and any trade secrets relating to any of the foregoing, including but not limited to any information relating to either parties’ business plans, designs, formulas, cost, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how;

(ii)
any information designated by a disclosing party as confidential in writing, model form, graphics, or information in other tangible forms or, if disclosed orally, designated as confidential at the time of disclosure or within a reasonable time thereafter unless the circumstances of the disclosure indicate that such disclosure is intended by a party to be confidential; and

(iii)	the terms, conditions and existence of this Agreement; provided, however that “CONFIDENTIAL INFORMATION” will not include information that:

(a)	is, or becomes, publicly known through no wrongful act on the receiving party’s part;

(b)	is, at the time of disclosure under this Agreement, already known to the receiving party without restriction on disclosure;

(c)	is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving party’s possession without any obligation restricting disclosure;

(d)	is independently developed by the receiving party without breach of this Agreement;

(e)	is furnished to a third party by the disclosing party without an obligation of confidence;

(f)
is required to be disclosed by law or applicable legal process provided, however, that a minimum of thirty (30) days written notice shall be provided by the party intending to disclose in order to permit the other party to take such action as it deems appropriate to prevent or limit such disclosure; or

(g)	is explicitly authorized for release by written authorization of the disclosing party.

1.4
“INTELLECTUAL PROPERTY RIGHTS” means all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, all (i) patents and patent applications owned or licensable by a party hereto; (ii) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask work rights, mask work applications, mask work registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) any right analogous to those set forth in this Section 1.4 and any other proprietary rights relating to intangible property (other than trademark, trade dress, or service mark rights); and (v) divisions, continuations, renewals, reissues and extensions of

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the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

1.5	“INITIAL TERM” means a three year term beginning on the EFFECTIVE DATE of this Agreement and expiring on the last day of the calendar month that includes the end date of the three year term.

1.6
“RENEWAL TERM” means a one year term beginning on the first day of the calendar month following the end of the previous term of this Agreement, and expiring on the last day of the last calendar month of the one year term.

1.7
“LICENSED PRODUCT” means any products that incorporate, implement, integrate, use, emulate and/or embody, in whole or in part, the MICROBEST proprietary cleansers and custom microbial cultures that provide high performance cleaning products, and that are for distribution under the TRADEMARKS.

1.8
“LISTED CUSTOMER SALES ROYALTY PAYMENT FORMULA” means 65% multiplied times [the collected total monthly gross sales in a particular calendar month that were collected by PURITY PRODUCTS from customers purchasing LICENSED PRODUCT and less the total costs of manufacturing and shipping such purchased LICENSED PRODUCT by the customers], and where such customers are listed as AUTHORIZED MICROBEST CUSTOMERS (see Exhibit B).

1.9
“OTHER CUSTOMER SALES ROYALTY PAYMENT FORMULA” means 35% multiplied times [the collected total monthly gross sales in a particular calendar month that were collected by PURITY PRODUCTS from customers purchasing LICENSED PRODUCT and less the total costs of manufacturing and shipping such purchased LICENSED PRODUCT by the customers], and where such customers are not listed as AUTHORIZED MICROBEST CUSTOMERS (see Exhibit B).

1.10
“PIRATE” means any individual, business entity, or government that creates, distributes, sells, offers for sale, uses, or otherwise deals in an unlicensed product substantially conforming to, or that incorporates, implements, integrates, uses, emulates and/or embodies, in whole or in part, the cleansers and custom microbial cultures that provide high performance cleaning products, and that are for distribution under the TRADEMARKS, or that receives and/or misappropriates CONFIDENTIAL INFORMATION, or that otherwise creates, distributes, sells, offers for sale, or uses the LICENSED PRODUCT contrary to the terms of this Agreement.

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2.0	REPRESENTATIONS

2.1	PURITY PRODUCTS hereby represents and warrants as follows:

(i)  PURITY PRODUCTS has the full right, power, and authority to enter into and perform this Agreement.

(ii)  This Agreement does not contravene any other agreement to which PURITY PRODUCTS is a party.

(iii)  Without having counsel perform a due diligence review, PURITY PRODUCTS has no knowledge, information, or belief that would tend to indicate that MICROBEST’s intellectual property that is embodied in, or covering, the cleansers and custom microbial cultures that provide high performance cleaning products, and including the TRADEMARKS, is/are invalid or unenforceable, in whole or in part. PURITY PRODUCTS has no knowledge, information or belief that would tend to indicate that PURITY PRODUCTS or a third party has any claim of ownership in the cleansers and custom microbial cultures that provide the high performance cleaning products, and/or in any of the TRADEMARKS, that are the subject of this Agreement.

2.2	MICROBEST hereby represents and warrants as follows:

(i)  MICROBEST has the full right, power, and authority to enter into and perform this Agreement.

(ii)  This Agreement does not contravene any other agreement to which MICROBEST is a party.

(iii)  MICROBEST is the sole and lawful owner, or has obtained all required licenses, of all the TRADEMARKS, and of all the intellectual property of MICROBEST that is embodied in, or covering, the cleansers and custom microbial cultures that provide high performance cleaning products, and that are for manufacture and distribution under the TRADEMARKS that are the subject of this Agreement;

(iv)  MICROBEST’s rights in the cleansers and custom microbial cultures for the cleaning products that are the subject of this Agreement are currently without encumbrances, restrictions, or claims of any kind, and there exists no threats of future encumbrances, restrictions or claims of any kind.

3.0	OWNERSHIP AND GRANT OF LICENSES

3.1
MICROBEST remains owner, shall own and be vested in, and shall retain all right, title, and interest in and to the MICROBEST cleansers and custom microbial cultures that provide high performance cleaning products being licensed hereunder, and in and to the TRADEMARKS that are the subject of this Agreement, and nothing herein shall confer upon PURITY PRODUCTS any right, title, or interest therein, unless expressly set forth herein.

3.2
PURITY PRODUCTS shall be vested in, and shall retain all its right, title and interest in and to its licensed products and all improvements and enhancements thereof, subject to MICROBEST’s underlying rights in the MICROBEST cleansers and custom microbial

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cultures that provide high performance cleaning products being licensed hereunder, and in and to the TRADEMARKS that are the subject of this Agreement, and in MICROBEST’s INTELLECTUAL PROPERTY RIGHTS, and nothing herein shall confer upon MICROBEST any right, title, or interest in PURITY’s licensed products and all improvements and enhancements thereof, unless expressly set forth herein.

3.3
Each party agrees that this Agreement does not grant any right or license, under any INTELLECTUAL PROPERTY RIGHTS of the other party, or otherwise, except as expressly provided in this Agreement, and no other right or license is to be implied by or inferred from any provision of this Agreement or by the conduct of the parties.

3.4
Subject to MICROBEST’s underlying rights in the MICROBEST cleansers and custom microbial cultures that provide high performance cleaning products being licensed hereunder, and in the TRADEMARKS that are the subject of this Agreement, MICROBEST hereby grants to PURITY PRODUCTS, for the term of this Agreement, any and all rights MICROBEST may have, if any, as of the effective date of this Agreement, and hereby grants and promises to grant to PURITY PRODUCTS any and all rights MICROBEST may acquire during the term of this Agreement, in the LICENSED PRODUCTS, and in any and all improvements, enhancements, and derivative works, based thereon.

3.5	Grant of Licenses To PURITY PRODUCTS.

a.	Trademark Licenses to PURITY PRODUCTS.

i.
Manufacture of Licensed Products. MICROBEST hereby grants, in the AUTHORIZED TERRITORY, until the termination or expiration of this Agreement, an exclusive license, to PURITY PRODUCTS, with right to sublicense, to use the TRADEMARKS as trademark and/or service mark, and their associated good will, in connection with the manufacture of LICENSED PRODUCT under this Agreement, this license being effective as of the EFFECTIVE DATE, and subject to the terms and conditions of this Agreement. Any goodwill associated with the use of the TRADEMARKS vests in MICROBEST.

ii.
Distribution of Licensed Products. MICROBEST hereby grants in the AUTHORIZED TERRITORY, until the termination or expiration of this Agreement, a non-exclusive license, to PURITY PRODUCTS, with right to sublicense, to use the TRADEMARKS as trademark and/or service mark, and their associated good will, in connection with the distribution and sale of LICENSED PRODUCT under this Agreement, this license being effective as of the EFFECTIVE DATE, and subject to the terms and conditions of this Agreement. Any goodwill associated with the use of the TRADEMARKS vests in MICROBEST.

iii.
MICROBEST reserves all trademark rights other than those being expressly licensed to PURITY PRODUCTS under this Agreement. Nothing in this Agreement shall be construed to prevent MICROBEST from granting any other licenses for the use of the TRADEMARKS or from utilizing the TRADEMARKS in any manner whatsoever, as long as such use does not conflict with the trademark licenses granted hereunder. PURITY PRODUCTS assigns to MICROBEST any good will from use of the

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TRADEMARKS that may accrue under this Agreement. PURITY PRODUCTS agrees that all uses of the TRADEMARKS under this Agreement shall inure to MICROBEST.

b.	Technology Licenses to PURITY PRODUCTS.

i.
Manufacture of Licensed Products. MICROBEST hereby grants, in the AUTHORIZED TERRITORY, until the termination or expiration of this Agreement, an exclusive license, to PURITY PRODUCTS, with right to sublicense, to make, and have made, LICENSED PRODUCT under this Agreement, this license being effective as of the EFFECTIVE DATE and subject to the terms and conditions of this Agreement.

ii.
Distribution of Licensed Products. MICROBEST hereby grants in the AUTHORIZED TERRITORY, until the termination or expiration of this Agreement, a non-exclusive license, to PURITY PRODUCTS, with right to sublicense, to distribute, import, offer for sale, sell, rent, use, and support the use of, LICENSED PRODUCT pursuant to this Agreement, this license being effective as of the EFFECTIVE DATE and subject to the terms and conditions of this Agreement.

iii.
Distribution of Documentation. MICROBEST hereby grants in the AUTHORIZED TERRITORY, until the termination or expiration of this Agreement, a non-exclusive license, to PURITY PRODUCTS, with right to sublicense, to reproduce and distribute copies of documentation relating to the manufacture and distribution of the cleansers and custom microbial cultures that provide high performance cleaning products, as such documentation shall be provided by MICROBEST to PURITY PRODUCTS, and/or as authorized by MICROBEST, for the purpose of distributing documentation in connection with the manufacture and distribution of LICENSED PRODUCT. The parties agree that any such documentation intended to be distributed under confidentiality shall be clearly so marked, or designated, in advance by MICROBEST, and that PURITY PRODUCTS shall request in writing MICROBEST’s permission, which shall not be unreasonably denied, before distributing any such documentation intended to be distributed under confidentiality.

4.0	MAINTENANCE OF TRADEMARK RIGHTS

4.1
In view that certain of the TRADEMARKS have trademark applications and registrations to be prosecuted, and/or maintained, in the United States Patent and Trademark Office to protect certain trademark rights in the United States, the parties agree that MICROBEST shall assume primary responsibility for prosecuting and maintaining such trademark applications and registrations in the United States Patent and Trademark Office. MICROBEST agrees to promptly inform PURITY PRODUCTS with respect to all activites regarding the prosecution and maintennace of such trademark applications and registrations, including providing to PURITY PRODUCTS copies of all filings and communications with the United States Patent and Trademark Office (USPTO).

4.2	In the event that MICROBEST does not continue timely prosecution and/or maintenance activites with respect to the trademark applications and registrations to protect the certain

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TRADEMARKS in the United States, whether by affirmative election of MICROBEST or due to the occurrence of any missed or late filings at the USPTO, the parties agree that PURITY PRODUCTS shall be allowed to immediately assume the primary responsibility, through its intellectual property attorneys, for prosecuting and maintaining such trademark applications and registrations in the United States Patent and Trademark Office. MICROBEST shall remain owner of such trademark applications and registrations.

4.3
Although PURITY PRODUCTS may advance the required fees and costs under section 4.2 above, such as for prosecuting and maintaining such trademark applications and registrations in the United States Patent and Trademark Office, MICROBEST agrees to reimburse PURITY PRODUCTS for these fees and costs. PURITY PRODUCTS shall additionally have the right to set-off these fees and costs advanced by PURITY PRODUCTS against any royalty payments that may become due and payable from PURITY PRODUCTS to MICROBEST under this Agreement.

4.4
MICROBEST agrees to provide reasonable assistance, upon request, and to provide all necessary authorizations and execute all necessary papers, and to transfer all trademark application and registration files pertaining to the TRADEMARKS to the PURITY PRODUCTS’s intellectual property attorneys, to allow PURITY PRODUCTS to prosecute the certain trademark applications and to maintain the certain trademark registrations as may be necessary under section 4.2 above for protecting the certain trademark rights in the TRADEMARKS.

5.0	DUTIES AND OBLIGATIONS

5.1
After entering into this Agreement, MICROBEST agrees to promptly provide to PURITY PRODUCTS all product formulas, recipes, specifications, product design and manufacturing documentation, product packaging specifications, equipment specifications, and any related product manufacturing documentation, as may be requested by PURITY PRODUCTS for manufacture of the LICENSED PRODUCT pursuant to this Agreement.

5.2
After entering into this Agreement, MICROBEST agrees to promptly provide to PURITY PRODUCTS all product documentation intended for distribution in connection with the manufacture and distribution of LICENSED PRODUCT, as may be requested by PURITY PRODUCTS for distribution of the LICENSED PRODUCT pursuant to this Agreement.

5.2
MICROBEST covenants that the attached Authorized Customers List (see Exhibit B) contains a list of all of MICROBEST’s current customers that are placing sales orders for cleaning products under the TRADEMARKS.

5.3
The parties agree that MICROBEST may identify to PURITY PRODUCTS additional MICROBEST customers that are placing orders for cleaning products under the TRADEMARKS, and will identify any new customer of MICROBEST that places an order for the cleaning products under the TRADEMARKS, and such customer shall then be added to the attached Authorized Customers List (see Exhibit B).

5.4	PURITY PRODUCTS agrees to use the TRADEMARKS on invoice documentation provided to customers that place orders for cleaning products under the TRADEMARKS.

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5.5	PURITY PRODUCTS agrees to use commercially reasonable efforts to manufacture LICENSED PRODUCT and to fill received orders for LICENSED PRODUCT.

5.6
The parties agree to work together to support customers that place orders for LICENSED PRODUCTS, including providing information, advice and reasonable assistance, for a customer to obtain an oral or written solution to a customer problem to offer a complete solution to the end user and/or customer. MICROBEST agrees to be primarily responsible for supporting AUTHORIZED MICROBEST CUSTOMERS. PURITY PRODUCTS agrees to be primarily responsible for supporting those other customers of LICENSED PRODUCT who have placed orders of LICENSED PRODUCT as a result of PURITY PRODUCTS sales efforts and who are not listed on the attached Authorized Customers List.

5.7
Contractors and Technical Assistance. PURITY PRODUCTS may retain third parties to furnish technical and business services work to it in connection with its manufacture and distribution of LICENSED PRODUCT; provided, that such third parties undertake obligations of confidentiality respecting such work consistent with this Agreement.

5.8
Approval Of Samples & Quality Control. Upon reasonable request from MICROBEST and at no cost to MICROBEST, and in any case at most once every six (6) months, PURITY PRODUCTS shall submit to MICROBEST sample copies of product packaging, advertisements, promotional materials, and other such materials that show the TRADEMARKS as used by PURITY PRODUCTS in connection with the manufacturing, distribution, and sale, of LICENSED PRODUCT, and including, but not limited to, product packages, labels, brochures, flyers, actual advertisements, printed copies of web site pages, and printed copies of other electronic media, to assure MICROBEST that PURITY PRODUCTS’ manufacturing, distribution, sale and marketing activities that use the TRADEMARKS meet MICROBEST’s reasonable quality standards. PURITY PRODUCTS agrees to not use, or to stop using, any particular sale and marketing materials that do not receive MICROBEST’s written approval, which MICROBEST shall not unreasonably withhold.

MICROBEST shall respond to any PURITY PRODUCTS’ submission of samples with either approval or rejection within 30 days of receipt, or at an otherwise mutually agreed date. If MICROBEST does not respond within 30 days, or by any otherwise mutually agreed date, then PURITY PRODUCTS’ submission of samples shall be deemed approved.

In the event that any sample does not meet MICROBEST’s reasonable quality standards, after being given written notice, PURITY PRODUCTS agrees to promptly correct such deficiencies. MICROBEST shall have the right to inspect PURITY PRODUCTS’ premises upon reasonable written notice and during normal business hours, for purposes of observing PURITY PRODUCTS’ manufacturing, distribution, sale and marketing activities that use the TRADEMARKS in connection with the sale of LICENSED PRODUCT. PURITY PRODUCTS shall submit all advertising and promotional materials to MICROBEST and shall not distribute such materials until receipt of written approval from MICROBEST, which approval shall not be unreasonably withheld. PURITY PRODUCTS agrees to maintain the quality of its manufacturing of the LICENSED PRODUCT, and of its distribution, sales, and marketing services for the sale of

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LICENSED PRODUCT at a level that meets or exceeds industry standards and at least commensurate with the quality of similar manufacturing and related distribution, sales, and marketing services previously provided to customers by PURITY PRODUCTS.

PURITY PRODUCTS shall have the first opportunity to meet with MICROBEST’s reasonable quality standards for manufacturing and distribution of LICENSED PRODUCT under this Agreement. However, if PURITY PRODUCTS is not able to comply, as evidenced by sample copies of product packaging that show the TRADEMARKS, then MICROBEST shall provide written notice of non-compliance and an opportunity for PURITY PRODUCTS to make correction within not less than 90 days. Thereafter, if a non-compliance continues to exist then MICROBEST may step in and jointly work with PURITY PRODUCTS to correct the non-compliance with MICROBEST’s reasonable quality standards under this Agreement.

5.9
Infringement Against Third Parties. In the event that either party learns of imitations or infringements of the TRADEMARKS, that party shall notify the other in writing of the infringements or imitations. MICROBEST shall have the right to commence lawsuits against third persons arising from infringement of the TRADEMARKS. In the event that MICROBEST does not commence a lawsuit against an alleged infringer within sixty (60) days of notification by PURITY PRODUCTS, PURITY PRODUCTS may commence a lawsuit against the third party and this provision shall constitute written consent of MICROBEST to do so. MICROBEST will cooperate fully and in good faith with PURITY PRODUCTS for the purpose of securing and preserving PURITY PRODUCTS’ rights to use the TRADEMARKS as licensed under this Agreement. Any recovery (including, but not limited to a judgment, settlement or licensing agreement included as resolution of an infringement dispute) shall be distributed to MICROBEST after deduction and payment of attorney fees and any litigation costs to the party bringing the lawsuit.

5.10
The parties agree that development and maintenance of a broad customer base is mutually important to both parties, and accordingly, PURITY PRODUCTS may market, originate sales for, and distribute, LICENSED PRODUCT under this Agreement. Normally, PURITY PRODUCTS will attempt to pursue sales from new potential customers that are not AUTHORIZED MICROBEST CUSTOMERS. However, in the event that total monthly sales of LICENSED PRODUCT are below $50,000 in any calendar month, or in the event that a three (3) month average of total sales for the past three calendar months is below $75,000, then PURITY PRODUCTS shall be permitted to pursue sales from all potential customers of LICENSED PRODUCTS, including any AUTHORIZED MICROBEST CUSTOMERS. PURITY PRODUCTS and MICROBEST agree to assist each other and coordinate efforts, as necessary, to pursue such sales from all potential customers, including any AUTHORIZED MICROBEST CUSTOMERS, to help build up a sales volume for the LICENSED PRODUCT.

5.11
Insurance. Each party, at its own costs and expense, throughout the term of this Agreement, shall maintain comprehensive liability insurance of not less than $1,000,000 per occurrence and $2,000,000 aggregate per year, or such higher coverage as may be required by law, and such insurance policy shall name the other party as additional insured. Each party agrees to provide the other party with evidence of such comprehensive liability insurance policy upon request.

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5.12
To provide a more complete set of services for customers of LICENSED PRODUCT, PURITY PRODUCTS shall expand the services it provides beyond the current manufacturing services provided to MICROBEST, to include the following additional services:

a.	accounting services to include order entry, invoicing, collections, purchasing, and accounts payable;

b.	manufacturing and product development;

c.	inventory management;

d.	customer service; and

e.	shipping and fulfillment.

6.0	ROYALTY PAYMENT, REPORT, AND AUDIT

6.1
As full compensation for the licenses and right to sublicense granted to PURITY PRODUCTS under this Agreement, PURITY PRODUCTS shall pay to MICROBEST monthly royalty payments that become due and payable under this Agreement as follows:

a.
as long as total monthly sales of LICENSED PRODUCT are not below $50,000 in any calendar month, and as long as a three (3) month average of total sales for the past three calendar months is not below $75,000, then PURITY PRODUCTS shall pay to MICROBEST monthly royalty payments as follows:

i.    for sales to AUTHORIZED MICROBEST CUSTOMERS that purchased LICENSED PRODUCT from PURITY PRODUCTS, the monthly royalty payment payable to MICROBEST shall be calculated according to the LISTED CUSTOMER SALES ROYALTY PAYMENT FORMULA; and

ii.    for sales to customers, other than AUTHORIZED MICROBEST CUSTOMERS, that purchased LICENSED PRODUCT from PURITY PRODUCTS, the monthly royalty payment payable to MICROBEST shall be calculated according to the OTHER CUSTOMER SALES ROYALTY PAYMENT FORMULA.

b.
in the event that total monthly sales of LICENSED PRODUCT purchased from PURITY PRODUCTS are below $50,000 in any calendar month, or in the event that a three (3) month average of total monthly sales of LICENSED PRODUCT purchased from PURITY PRODUCTS for the past three calendar months is below $75,000, then PURITY PRODUCTS shall pay to MICROBEST monthly royalty payment calculated according to the OTHER CUSTOMER SALES ROYALTY PAYMENT FORMULA.

c.
Initial Grace Period. for the first six calendar months after the EFFECTIVE DATE, the parties agree that PURITY PRODUCTS shall pay to MICROBEST any monthly royalty payments that become due and payable under this Agreement according to the calculations provided in sections 6.1.a.i and 6.1.a.ii above.

6.2
Payment from PURITY PRODUCTS to MICROBEST with respect to a particular calendar month shall be due and payable within thirty (30) days following the end of each such particular calendar month. PURITY PRODUCTS shall provide a statement to

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MICROBEST of the total monthly sales to all customers that purchased LICENSED PRODUCT, and of total monthly sales to AUTHORIZED

MICROBEST CUSTOMERS, and the monthly royalty payment being made by PURITY PRODUCTS to MICROBEST for the particular calendar month.

6.3
Taxes. All payments required by this Agreement shall be made in United States dollars. Each party shall bear its own federal income tax and state income taxes in connection with the transactions described in this Agreement.

6.4
PURITY PRODUCTS shall keep true, accurate and consistent records containing regular entries relating to the total monthly sales of LICENSED PRODUCT by PURITY PRODUCTS and the calculation of the LISTED CUSTOMER SALES ROYALTY PAYMENT FORMULA and the calculation of the OTHER CUSTOMER SALES ROYALTY PAYMENT FORMULA under this Agreement. To address any potential dispute that may arise relating in any way to the calculation of total monthly sales of LICENSED PRODUCT by PURITY PRODUCTS, these records shall be available for examination not more than twice a year during normal business hours by independent certified public accountants representing MICROBEST, who shall be entitled to perform an audit and to make copies and extracts, and receive any explanations that may reasonably be requested to verify the calculation of total monthly sales of LICENSED PRODUCT by PURITY PRODUCTS. MICROBEST shall be responsible for the payment of the accountant’s fee, except that PURITY PRODUCTS shall be responsible for such fee in the event the examination discloses a discrepancy in favor of PURITY PRODUCTS, and against MICROBEST, of more than ten percent (10%) of the monthly royalty payment due and payable to MICROBEST for any particular calendar month as provided under this Agreement.

7.0	TERM AND TERMINATION

7.1
Term. This Agreement shall begin on the EFFECTIVE DATE and remain in effect for the INITIAL TERM and shall automatically extend for consecutive RENEWAL TERMS, unless either party indicates its intent to terminate any further extensions of the Agreement by written notice to the other party within thirty (30) days prior to the expiration of the current term. The licenses granted in this Agreement shall terminate upon the termination or expiration of this Agreement for any cause.

7.2
This Agreement is personal to each of the parties hereto; and any party shall have the right to cancel this Agreement by giving written notice of cancellation to the other party at any time upon or after: 1) the filing by the other party of a petition in bankruptcy or insolvency; 2) any adjudication that the other party is bankrupt or insolvent; 3) the filing by the other party under any law relating to bankruptcy or insolvency; 4) the appointment of a receiver for all or substantially all of the property of the other party; 5) the making by the other party of any assignment or attempted assignment of this Agreement for the benefit of creditors; or 6) the institution of any proceedings for the liquidation, sale or winding up of the other party’s business or for the termination of its corporate charter. Upon the giving of such notice of cancellation, this Agreement shall be terminated forthwith.

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7.3
The parties agree that by mutual written consent this Agreement shall immediately terminate. Additionally, the parties agree that if PURITY PRODUCTS is sold to an unrelated third party, then MICROBEST shall have two months from the date of such sale to notify, in writing, PURITY PRODUCTS of MICROBEST’s election to terminate this Agreement due to such sale. A termination by MICROBEST due to such sale of PURITY PRODUCTS shall become effective two months after MICROBEST provides such written notice to PURITY PRODUCTS.

7.4
This Agreement may be terminated by any party in the event that the other party shall fail to perform any material covenant, obligation, representation or warranty made by it or to be performed hereunder, provided, however, that no termination may be effected hereunder unless and until the terminating party shall have delivered to the other party written notice informing the other party of any alleged default. If such default is not cured within thirty (30) days after receipt of such notice, this Agreement shall automatically terminate on the last day of such thirty (30) day period. Any cure of a default shall be retroactively effective prior to default. However, should a party receive notice of breach under this provision Section 7.4 more than two (2) times during any one (1) calendar year period, and even if the party cures each such breach, the party shall, regardless of such cures, be in material breach of this Agreement without a right to further cure and the other party may terminate this Agreement upon thirty (30) days written notice.

7.5	Specifically, a non-breaching party will have the right to terminate this Agreement upon occurrence of a material breach of this Agreement as follows:

(i)	The non-breaching party notifies the breaching party, and the breaching party does not cure any of the following material breach conditions within thirty (30) days of notification.

(a)	PURITY PRODUCTS fails to timely pay a monthly royalty payment to MICROBEST within 10 days written notice by MICROBEST of a default in payment under paragraph 6.2, herein.

(b)
PURITY PRODUCTS, with no fault on MICROBEST’s part, fails to maintain commercially acceptable quality, as defined in paragraph 5.8 of this Agreement, in LICENSED PRODUCT delivered to customers, resulting in actual, or clearly threatened, harm to the reputation and good will of MICROBEST.

(b)
MICROBEST, with no fault on PURITY PRODUCTS’ part, fails to maintain a total monthly sales volume of LICENSED PRODUCT of not less than $100,000 during at least three consecutive calendar months, subsequent to the “grace period,” se paragraph 6.1(c).

(ii)	A breaching party engages in any of the following acts, which may result in immediate termination after written notice by the other party:

(a)	Knowingly providing false information resulting in a material false statement or representation being set forth in this Agreement.

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(b)
Either party designing or developing, distributing, selling or offering for sale, or otherwise dealing in, LICENSED PRODUCT to PIRATES, or to third parties that the party has reason to know, or should know, are PIRATES.

7.6
Effect of Termination. In the event either party has any business dealings with the other party after termination of this Agreement, those business relations shall not be construed as a renewal of this Agreement nor as a waiver of any such termination. Nothing contained in this Agreement shall be deemed to create any express or implied obligation on either party to renew or extend this Agreement or to create any right to continue this Agreement on the same terms and conditions contained herein. Upon termination of this Agreement, each party shall return to the other party, any and all materials containing CONFIDENTIAL INFORMATION, which were received from the other party for the purposes of this Agreement. The following Sections shall survive expiration or termination of this Agreement: Articles 2.0, 6.0, 7.0, 8.0, and CONFIDENTIAL INFORMATION Article 9.0, and Sections 13.2, 13.4, 13.7, and 13.9, and those clauses of other Sections of this Agreement that survive by their very nature.

8.0	LIMITATION OF LIABILITY AND INDEMNIFICATION
8.1	Limitation of Liability. Except for express undertakings to indemnify set forth in this Article 8:

a.
Each party’s liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to the license fees paid by PURITY PRODUCTS to MICROBEST under this Agreement; and

b.
IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section 8.1 fairly allocate the risks under this Agreement between MICROBEST and PURITY PRODUCTS and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

8.2
Indemnification by MICROBEST. MICROBEST shall, at its expense and PURITY PRODUCTS’s request, defend any claim or action brought against PURITY PRODUCTS and PURITY PRODUCTS’s affiliates, directors, officers, employees, agents and independent contractors, that arises from or is related to any claim that (a) the LICENSED PRODUCT, manufactured in accordance with MICROBEST’s formula and specifications and using the TRADEMARKS licensed hereunder, infringes any proprietary rights or trade secrets; and (b) any other claim which, if true, would constitute a breach of a warranty by MICROBEST in Section 2.2, and MICROBEST will indemnify and hold PURITY

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PRODUCTS harmless from and against any costs, damages and fees reasonably incurred by PURITY PRODUCTS, including but not limited to fees of attorneys and other professionals, that are attributable to such claim or action. The foregoing rights to defense and indemnity shall exclude all claims for infringement of INTELLECTUAL PROPERTY RIGHTS for which MICROBEST has a right to indemnification by PURITY PRODUCTS pursuant to Section 8.3. MICROBEST will not be responsible for any settlement made by PURITY PRODUCTS without MICROBEST’s written permission, which permission will not be unreasonably withheld. Notwithstanding the foregoing, MICROBEST shall have no obligation to indemnify PURITY PRODUCTS for claims, demands, costs, liabilities, losses, expenses and damages that exceed, in the aggregate, Three Million Dollars ($3,000,000).

a.
PURITY PRODUCTS shall have the right to employ separate counsel at PURITY PRODUCTS’s expense and participate in the defense of any claim or action. MICROBEST shall reimburse PURITY PRODUCTS upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section 8.2.

b.
PURITY PRODUCTS, at its election, shall have the right to set-off any payments by PURITY PRODUCTS, including any royalty payments, that shall be due and payable to MICROBEST under this Agreement against any portion of such indemnification by MICROBEST that becomes due and payable and is paid by PURITY PRODUCTS.

c.
MICROBEST may not settle any claim or action under this Section 8.2 on PURITY PRODUCTS’s behalf without first obtaining PURITY PRODUCTS’s written permission, which permission will not be unreasonably withheld. In the event PURITY PRODUCTS and MICROBEST agree to settle a claim or action, MICROBEST agrees not to publicize the settlement without first obtaining PURITY PRODUCTS’s written permission, which permission will not be unreasonably withheld.

d.
Notwithstanding the foregoing, should the LICENSED PRODUCT or any portion thereof be held to constitute an infringement or manufacture, distribution, or use of the LICENSED PRODUCT as contemplated by this Agreement be enjoined or be threatened to be enjoined, MICROBEST shall promptly notify PURITY PRODUCTS and immediately, at MICROBEST’s expense: (i) procure for PURITY PRODUCTS the right to continue manufacture, distribution, and use of the LICENSED PRODUCT or any portion thereof, as applicable, as licensed in this Agreement; or (ii) replace or modify the LICENSED PRODUCT or any portion thereof with a version that is non-infringing and/or that will result in non-enjoined manufacture, distribution, and use, provided that the replacement or modified version satisfies all applicable requirements of the LICENSED PRODUCT under this Agreement. If option (i) or (ii) are not available to MICROBEST, in addition to any damages or expenses reimbursed under this Section 8.2, MICROBEST shall refund to PURITY PRODUCTS all amounts paid to MICROBEST by PURITY PRODUCTS under this Agreement.

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8.3
Indemnification by PURITY PRODUCTS. PURITY PRODUCTS shall at its expense and MICROBEST’s request, defend any claim or action brought against MICROBEST and MICROBEST’s affiliates, directors, officers, employees, agents and independent contractors, that arises from or is related to a claim that (a) LICENSED PRODUCT manufactured by PURITY PRODUCTS, other than due to being manufactured in accordance with MICROBEST’s formula and specifications and other than using the TRADEMARKS licensed hereunder, infringes any proprietary rights or trade secrets; (b) the LICENSED PRODUCT manufactured by PURITY PRODUCTS is the subject of a product liability claim by any third party; (c) the LICENSED PRODUCT manufactured by PURITY PRODUCTS is the subject of claims in tort or for breach of contract by PURITY PRODUCTS relating to the LICENSED PRODUCTS, and (d) any other claim which, if true, would constitute a breach of a warranty by PURITY PRODUCTS in Section 2.1, and PURITY PRODUCTS will indemnify and hold MICROBEST harmless from and against any costs, damages and fees reasonably incurred by MICROBEST, including but not limited to fees of attorneys and other professionals, that are attributable to such claim or action. The foregoing rights to defense and indemnity shall exclude all claims for infringement of INTELLECTUAL PROPERTY RIGHTS for which PURITY PRODUCTS has a right to indemnification by MICROBEST pursuant to Section 8.2. MICROBEST shall: (i) provide PURITY PRODUCTS reasonably prompt notice in writing of any such claim or action and permit PURITY PRODUCTS, through counsel mutually acceptable to PURITY PRODUCTS and MICROBEST, to answer and defend such claim or action; and (ii) provide PURITY PRODUCTS information, assistance and authority, at PURITY PRODUCTS’s expense, to help PURITY PRODUCTS to defend such claim or action. PURITY PRODUCTS will not be responsible for any settlement made by MICROBEST without PURITY PRODUCTS’s written permission, which permission will not be unreasonably withheld. Notwithstanding the foregoing, PURITY PRODUCTS shall have no obligation to indemnify MICROBEST for claims, demands, costs, liabilities, losses, expenses and damages that exceed, in the aggregate, Three Million Dollars ($3,000,000), except with respect to claims, demands, costs, liabilities, losses, expenses and damages that relate to claims made pursuant to paragraphs (b) and (c) above.

a.
MICROBEST shall have the right to employ separate counsel at MICROBEST’s expense and participate in the defense of any claim or action. PURITY PRODUCTS shall reimburse MICROBEST upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section 8.3.

b.
MICROBEST, at its election, shall have the right to set-off any payments by MICROBEST that shall be due and payable to PURITY PRODUCTS under this Agreement against any portion of such indemnification by PURITY PRODUCTS that becomes due and payable and is paid by MICROBEST.

c.
PURITY PRODUCTS may not settle any claim or action under this Section 8.3 on MICROBEST’s behalf without first obtaining MICROBEST’s written permission, which permission will not be unreasonably withheld. In the event PURITY

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PRODUCTS and MICROBEST agree to settle a claim or action, PURITY PRODUCTS agrees not to publicize the settlement without first obtaining MICROBEST’s written permission, which permission will not be unreasonably withheld.

8.4
THIS ARTICLE 8 STATES THE ENTIRE LIABILITY OF THE PARTIES WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED PRODUCT. THE PARTIES SHALL HAVE NO LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF EACH OTHER AND ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF LICENSED PRODUCT OTHER THAN AS EXPRESSLY STATED HEREIN.

9.0	CONFIDENTIAL INFORMATION

9.1
PURITY PRODUCTS grants to MICROBEST a revocable, non-transferable license to use during the term of this Agreement PURITY PRODUCTS’s CONFIDENTIAL INFORMATION disclosed by PURITY PRODUCTS to MICROBEST under this Agreement for the purposes pursuant to this Agreement. Upon termination or expiration of this Agreement, MICROBEST will return, or certify as having been destroyed, to PURITY PRODUCTS all copies of PURITY PRODUCTS’s CONFIDENTIAL INFORMATION in MICROBEST’s possession.

9.2
MICROBEST grants to PURITY PRODUCTS a revocable, non-transferable license to use during the term of this Agreement MICROBEST’s CONFIDENTIAL INFORMATION disclosed by MICROBEST to PURITY PRODUCTS under this Agreement for the purposes pursuant to this Agreement. Upon termination or expiration of this Agreement, PURITY PRODUCTS will return, or certify as having been destroyed, to MICROBEST all copies of MICROBEST’s CONFIDENTIAL INFORMATION in PURITY PRODUCTS’s possession.

9.3
PURITY PRODUCTS shall only disclose MICROBEST’s CONFIDENTIAL INFORMATION to PURITY PRODUCTS personnel, or to any contractor retained by PURITY PRODUCTS under duty of confidentiality no less stricter than that imposed by MICROBEST on PURITY PRODUCTS, on a need to know basis for purposes under this Agreement and shall require each person who will receive CONFIDENTIAL INFORMATION to sign a confidentiality agreement acceptable to MICROBEST to insure that MICROBEST’s CONFIDENTIAL INFORMATION is not further disclosed.

9.4
MICROBEST shall only disclose PURITY PRODUCTS’s CONFIDENTIAL INFORMATION on a need to know basis for purposes under this Agreement and shall require each person who will receive PURITY PRODUCTS’s CONFIDENTIAL INFORMATION to sign a confidentiality agreement acceptable to PURITY PRODUCTS to insure that PURITY PRODUCTS’s CONFIDENTIAL INFORMATION is not further disclosed.

9.5
MICROBEST and PURITY PRODUCTS agree that CONFIDENTIAL INFORMATION under this Agreement shall include the certain Confidential Information as defined under the certain Confidentiality Agreement dated January 7, 2002, and that was executed by the parties hereto.

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9.6
Each party shall exercise the same degree of care it uses with its own confidential information of like sensitivity, but not less than a reasonable degree of care, to secure and protect the other party’s confidential information.

9.7	Each party’s obligations under this Section 9 shall extend until such time as the information protected hereby is no longer CONFIDENTIAL INFORMATION under this Agreement.

9.8
The receiving party agrees that any breach of duty of confidentiality under this Agreement will result in irreparable harm to the disclosing party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the disclosing party shall be entitled to equitable relief, including injunction, in the event of such breach. The receiving party does not acquire any rights in received information, except the limited right to use such information as provided in this Article 9.

10.0	PATENTS, TRADEMARKS, INVENTIONS, COPYRIGHTS

10.1
Perfection of MICROBEST’s Rights. PURITY PRODUCTS agrees to fully cooperate in a timely manner with MICROBEST, at MICROBEST’s expense, to obtain and perfect any and all property interests of MICROBEST in its proprietary technology, including its proprietary cleansers and custom microbial cultures that provide high performance cleaning products, being licensed hereunder, and including, but not limited to, any patent or copyright filings pursuant to this Agreement.

10.2
Perfection of PURITY PRODUCTS Rights. MICROBEST agrees to fully cooperate in a timely manner with PURITY PRODUCTS, at PURITY PRODUCTS’s expense, to obtain and perfect any and all property interests of PURITY PRODUCTS in the LICENSED PRODUCT and any improvements and enhancements thereof that are related to this Agreement, including, but not limited to, any patent or copyright filings pursuant to this Agreement.

10.3	Each party shall not use the other’s trademarks or trade names without the other’s prior written consent and appropriate trademark notices and designations of ownership.

11.0	NOTICES

11.1
Unless otherwise provided, any notice pursuant to this Agreement shall be in writing and must clearly identify its relation to this Agreement. Such notice shall be deemed effective when received by a party, as follows:

(i)	when delivered personally to a President or a Vice President of a party;

(ii)	two (2) days after having been sent by commercial overnight courier with written verification of receipt; or

(iii)	five (5) days after having been sent by registered or certified mail, return receipt requested, postage paid, or upon actual receipt thereof, whichever first occurs.

11.2	All communications shall be sent to a party’s address as set forth below.

To MICROBEST:	To PURITY PRODUCTS:

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Microbest, Inc.	Purity Products, Inc.

751 Park of Commerce Dr., #122,	1930 N.W. 70th Ave.

Boca Raton, Florida 33487	Miami, Florida 33126

Attn: President or Vice President	Attn: President or Vice President

Any party may change its address by a notice given to the other party in the manner set forth above.

12.0	DISPUTE RESOLUTION

12.1
MICROBEST and PURITY PRODUCTS will attempt to settle any claim or controversy arising out of, or relating to, this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. The parties agree to make reasonable efforts for their senior officers to speak directly to each other, by telephone or in person, in an attempt to resolve any unresolved dispute under this Agreement. If those attempts fail, then such dispute or difference may upon written demand of either party be settled by binding arbitration under the rules of the American Arbitration Association before a single arbitrator. Arbitration shall take place in Fort Lauderdale, Florida, and all parties consent to personal jurisdiction in the federal and state courts located in Broward County, Florida. An award of arbitration may be entered as a judgment in any court having jurisdiction in the matter, or application may be made to such court for acceptance of the award and for an order of enforcement, as the case may require.

12.2
The parties agree that no issues or disputes related to (a) violations of Section 9 concerning CONFIDENTIAL INFORMATION; or (b) the infringement or validity of any patent, trademark, mask work, copyright, trade dress, or trade secret or other intellectual property right shall be governed by this Section 12.

13.0	MISCELLANEOUS

13.1
Force Majeure. Except for the obligation to pay money, neither party shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party’s control and the party gives prompt notice under Section 11.1 and makes all reasonable efforts to perform.

13.2
Partial Invalidity. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case, this Agreement and the licenses and rights granted hereunder shall terminate.

13.3
Complete Understanding. This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by either party shall be deemed to add to, delete or modify the terms and conditions of this Agreement. This Agreement may not be

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modified, amended, or waived, in whole or in part, except by a written instrument signed by the parties.

13.4
No Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

13.4
Disclaimer of Agency. All work performed under this Agreement by a party shall be performed as an independent contractor and not as an agent of the other. Nothing contained herein or done in pursuance of this Agreement shall imply that the parties are entering into a joint venture. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute PURITY PRODUCTS as a franchisee of MICROBEST.

13.5
This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, and both parties consent to venue, subject matter, and personal jurisdiction in the United States District Court or in a state court located in Broward County, Florida.

13.6
Assignment and Change in Control. This Agreement may not be assigned by either party, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

13.7
Construction. This Agreement has been negotiated by MICROBEST and PURITY PRODUCTS and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

13.8	MICROBEST and PURITY PRODUCTS agree to deal with each other in good faith under this Agreement.

13.9	The various headings and references of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any paragraph hereof.

13.10
This Agreement is for the sole and exclusive benefit of the parties hereto and nothing herein, expressed or implied, shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable rights hereunder.

13.11	The following listed Exhibits are hereby incorporated by reference and made an integral part of this Agreement:

EXHIBIT A - the document entitled Licensed Trademarks and attached hereto.

EXHIBIT B - the document entitled Authorized Customers List and attached hereto.

13.12
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Any executed copy of this Agreement made by reliable means (e.g., photocopy or facsimile) is considered an original.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives affixing their signatures below. By executing this Agreement, the undersigned agree to be bound, and to bind the parties, by the terms and conditions of this Agreement as of the EFFECTIVE DATE.

PURITY PRODUCTS		MICROBEST

By:	Date:	By:	Date:

	(PURITY PRODUCTS officer’s printed name)		(MICROBEST officer’s printed name)

Title:		Title:
	(PURITY PRODUCTS officer’s title)		(MICROBEST officer’s title)

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MANUFACTURING AND DISTRIBUTION LICENSE AGREEMENT

EXHIBIT A

Licensed Trademarks

[Attach here a list of all Licensed Trademarks that is incorporated into this Agreement.]

MICROBEST AND PURITY PRODUCTS CONFIDENTIAL PROPRIETARY

MANUFACTURING AND DISTRIBUTION LICENSE AGREEMENT

EXHIBIT B

Authorized Customers List

[Attach here the Authorized Customers List that is incorporated into this Agreement.]

MICROBEST AND PURITY PRODUCTS CONFIDENTIAL PROPRIETARY